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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Form 10-K of BindView Development Corporation for the year ended December 31, 1998 of our report dated January 28, 1999 which appears on page 27 relating to the financial statements for the years ended December 31, 1998 and 1997 listed in the accompanying index. We also hereby consent to the incorporation by reference of said report in the Registration Statements of BindView Development Corporation on Forms S-8 (File No. 333-59825, effective July 24, 1998, File No. 333-66331, effective October 29, 1998, and Amendment No. 1 thereto dated February 22,
1999).

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Houston, Texas
February 22, 1999